Exhibit 99.1

News Release

For Immediate Release		http://www.ball.com
Investor Contact: Media Contact:	Ann T. Scott Scott McCarty	303-460-3537, ascott@ball.com 303-460-2103, smccarty@ball.com

Ball Corporation Announces Commencement of
Consent Solicitation

BROOMFIELD, Colo., Sept. 3, 2008—Ball Corporation [NYSE:BLL] today announced it has commenced the solicitation of consents from holders of its 6 7/8 percent senior notes due 2012 to amend certain provisions of the indenture governing the notes. The primary purpose of the proposed amendments is to amend certain provisions of the indenture governing restricted payments, so that such provisions generally match provisions governing restricted payments contained in the indenture governing Ball’s 6 5/8 percent senior notes due 2018.
The consent solicitation commenced today and will expire at 5 p.m. Eastern time on Sept. 16, 2008, unless extended. Only record holders of notes as of 5 p.m. Eastern time, on Sept. 2, 2008, will be eligible to consent to the proposed amendments. The consent solicitation is conditioned on the receipt of consents from record holders representing at least a majority in aggregate principal amount of the outstanding notes and other customary conditions. Holders of the notes who properly consent to the proposed amendments before the consent solicitation expires and do not validly revoke such consent will receive a cash payment of $2.50 for each $1,000 in principal amount of notes for which they give consents.
Noteholders with questions regarding the consent solicitation should contact Lehman Brothers Inc., the solicitation agent, at 800-438-3242 or 212-528-7581. Copies of the consent solicitation statement and related documents can be obtained from D.F. King & Co., Inc., the information and tabulation agent, at 800-431-9643 or 212-269-5550.

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Ball Corporation
10 Longs Peak Drive ● P.O. Box 5000 ● Broomfield, CO 80021

Ball Corporation – 2

Ball Corporation is a supplier of high-quality metal and plastic packaging for beverage, food and household products customers, and of aerospace and other technologies and services, primarily for the U.S. government. Ball Corporation and its subsidiaries employ more than 15,500 people worldwide and reported 2007 sales of approximately $7.4 billion. For the latest Ball news and for other company information, please visit http://www.ball.com.

Forward-Looking Statements
This release contains "forward-looking" statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates” and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99.2 in our Form 10-K, which are available at our Web site and at www.sec.gov. Factors that might affect our packaging segments include fluctuation in product demand and preferences; availability and cost of raw materials, including recent significant increases in resin, steel, aluminum and energy costs, and the ability to pass such increases on to customers; competitive packaging availability, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve anticipated productivity improvements or production cost reductions, including our beverage can end project; mandatory deposit or other restrictive packaging laws; changes in major customer or supplier contracts or loss of a major customer or supplier; and changes in foreign exchange rates, tax rates and activities of foreign subsidiaries. Factors that might affect our aerospace segment include: funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts. Factors that might affect the company as a whole include those listed plus: accounting changes; changes in senior management; the current global credit squeeze; successful or unsuccessful acquisitions, joint ventures or divestitures; integration of recently acquired businesses; regulatory action or laws including tax, environmental, health and workplace safety, including in respect of chemicals or substances used in raw materials or in the manufacturing process; governmental investigations; technological developments and innovations; goodwill impairment; antitrust, patent and other litigation; strikes; labor cost changes; rates of return projected and earned on assets of the company's defined benefit retirement plans; pension changes; reduced cash flow; interest rates affecting our debt; and changes to unaudited results due to statutory audits or other effects.

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Ball Corporation
10 Longs Peak Drive ● P.O. Box 5000 ● Broomfield, CO 80021